UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 1, 2024
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Altus Power, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39798 (Commission File Number)	85-3448396 (I.R.S. Employer Identification Number)
2200 Atlantic Street, 6th Floor Stamford, CT 06902
(Address of principal executive offices and zip code)
(203) 698-0090
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001	AMPS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Election of Directors
On August 1, 2024, Richard A. Shapiro was appointed to the board of directors (the “Board”) of Altus Power, Inc. (the “Company”) as a Class III director to serve until the 2027 annual meeting of the Company’s stockholders. Mr. Shapiro will also serve as Chair of the Company’s compensation committee.
Mr. Shapiro brings nearly three decades of investment management experience, as well as restructuring and turnaround experience from the Board level. Mr. Shapiro is the Founder and Chief Investment Officer of Ridge Run Partners, LLC, a family office firm, and has been in this role since October 2021. From October 2020 to October 2021, Mr. Shapiro served as Portfolio Manager at Millennium Management, a multi-billion dollar hedge fund, where he was focused on equity investments, which is also where he worked earlier in his career, from 2007 to 2011. From 2011 to July 2020, Mr. Shapiro was at Wexford Capital, a multi-billion dollar hedge fund, and became a firm Partner in 2014. While at Wexford, Mr. Shapiro served as Portfolio Manager and Co-Head of Equities and was also a member of Wexford’s hedge fund investment committee.
Mr. Shapiro served on the Board of Directors of BBQ Holdings, Inc. (Ticker: BBQ, Inc. (NASDAQ: BBQ), from July 2015 until June 2020, where he was Chairman of the compensation committee and a member of the governance committee. Mr. Shapiro led Wexford’s restructuring team for the firm’s investment in BBQ Holdings, Inc., which included a capital injection via a backstopped rights offering at $3.50 per share, and the closing of underperforming stores. In September 2022, BBQ Holdings, Inc. agreed to be acquired by MTY Food Group Inc. for $17.25 per share.
Mr. Shapiro holds an MBA from Georgetown University and a BS in Business Administration from the University of Southern California. Mr. Shapiro has served on the board of directors of public companies Elah Holdings (OTCPK: ELLH) since May 2022, Orion Energy Systems, Inc. (NASDAQ: OESX) since March 2023, where he is also on the compensation committee, and CDON AB (STO:CDON) since May 2024.
Mr. Shapiro will be entitled to the standard compensation provided to non-employee directors, on a prorated basis for the current year, substantially as described in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 11, 2024, as amended by the Board from time to time.
Item 8.01 - Other Events.
On August 1, 2024, the Company issued a press release relating to the appointment of a director. The press release is attached hereto as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 1st day of August, 2024.

Altus Power, Inc.

By:	/s/ Gregg J. Felton
Name:	Gregg J. Felton
Title:	Chief Executive Officer and Director